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                                                                       EXHIBIT J




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 26, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholder of Baillie Gifford International Equity Fund, a series of Baillie Gifford Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
February 26, 2001